UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 3, 2006 (June 6, 2006)
____________________

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

     33-92990, 333-13477, 333-22809, 333-59778,
333-83964, 333-113602, 333-121493 and 333-132580
(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

     Effective June 12, 2006, Teachers Insurance and Annuity Association of America (“TIAA”) appointed Georganne C. Proctor as its Executive Vice President and Chief Financial Officer. Ms. Proctor, age 49, served as Executive Vice President of Finance for Golden West Financial Corporation, the holding company of World Savings Bank, from 2003 through 2005. From 1994 through 2002, she served as Senior Vice President, Chief Financial Officer and a member of the board of directors of Bechtel Group, Inc. Ms. Proctor serves as a director of Redwood Trust, Inc. and Kaiser Aluminum Corporation. Ms. Proctor assumes the duties of Chief Financial Officer from Russell G. Noles, who had been serving as Acting Chief Financial Officer of TIAA since May 2005. Attached as Exhibit 99.1 is a copy of the press release announcing the appointment of Ms. Proctor as Executive Vice President and Chief Financial Officer of TIAA.

Recent Transactions

     The following describes recent property transactions by the TIAA Real Estate Account (the “Account”). Except as noted, most of the expenses for operating the properties purchased are either borne or reimbursed by the property tenants, although the terms vary under each lease.

PURCHASES

Office Properties

Wilshire Rodeo Plaza—Beverly Hills, CA

     On June 6, 2006, the Account purchased a mixed-use complex located in Beverly Hills, California for approximately $196.3 million, subject to $112.7 million in debt, for a net investment of $83.6 million. The $112.7 million mortgage loan bears an interest rate of 5.28% and matures in April 2014. Wilshire Rodeo Plaza was built in 1935 and 1984 and it underwent a major renovation in 1987. The property consists of two office buildings which contain a total of 265,001 square feet, 62,985 square feet of which is retail space. At the time of purchase, the property was approximately 99% leased on a combined basis. The three largest office tenants are United Talent Agency (74,130 square feet), United Bank of Switzerland (71,295 square feet) and Merrill Lynch (36,014 square feet). The three largest retail tenants are Nike (34,090 square feet), St. John Knits (11,988 square feet) and Burberry (10,777 square feet). Office rental rates average $43.63 per square foot, which is above the current average market rent for comparable properties. Retail rental rates average $56.46 per square foot, which is below the current average market rent for comparable properties. The property is located in the Beverly Hills office market, which had approximately 2.7 million square feet and a direct vacancy rate of 3.2% at the time of purchase. The Beverly Hills retail market had approximately 9.2 million square feet and a vacancy rate of 5.0% at the time of purchase.

Park Place on Turtle Creek—Dallas, TX

     On June 29, 2006, the Account purchased a fourteen-story office building located in Dallas, Texas for approximately $44.3 million. Park Place, built in 1986, contains 177,169 square feet and was 95% leased at the time of purchase. The three largest tenants are PlainsCapital Bank (35,124 square feet), Forum Companies (29,295 square feet), and El Stream (17,890 square feet). Rental rates average $25.88 per square foot, which is below the current average market rent for comparable properties. The property is located in the Uptown/Turtle Creek office submarket which had approximately 9.46 million square feet and a direct vacancy rate of 9.8% at the time of purchase.

The North 40 Office Complex—Boca Raton, FL

     On June 30, 2006, the Account purchased two, two-story office buildings located in Boca Raton, Florida for approximately $63.2 million. The North 40 Office Complex was built in 1983 and 1984 and underwent a renovation which was completed in 2005. This property contains a total of 350,004 square feet and was 99.8% leased at the time of purchase. The three largest tenants are Associated Industries Insurance Services (82,206 square feet), Cingular Wireless (75,987 square feet) and Medical Staffing Network (51,675 square feet). Rental rates average $11.43 per square foot, which is below the current average market rent for comparable properties. The property is located in the Boca Raton office market, which had approximately 10.0 million square feet and a direct vacancy rate of 9.4% at the time of purchase.

Creeksides at CenterPoint—Kent, WA

     On July 6, 2006, the Account purchased three, four-story office buildings located in Kent, Washington for approximately $40.3 million. Creeksides at CenterPoint was built in 1985 and underwent a renovation in 2000. This property contains a total of 218,589 square feet and was 90% leased at the time of purchase. The two largest tenants are Alaska Airlines (54,794 square feet) and TMX Aerospace (21,640 square feet). Rental rates average $16.84 per square foot, which is above the current average market rent for comparable properties. The property is located in the Kent/Auburn office submarket, which had approximately 795,643 square feet and a direct vacancy rate of 20.8% at the time of purchase.

Wellpoint Office Campus—Westlake Village, CA

     On July 12, 2006, the Account purchased a two-story office building located in Westlake, California for approximately $48.2 million. Wellpoint Office Campus, built in 1986 and 1998, contains 208,000 square feet and was 100% leased at the time of purchase to a single tenant, Wellpoint, Inc. Rental rates average $1.10 per square foot, which is below the current average market rent for comparable properties. The property is located in the Conejo Valley office submarket, which had approximately 6.98 million square feet and a direct vacancy rate of 6.7% as of the end of the first quarter of 2006.

Residential Properties

DLF Portfolios—Houston, TX and Phoenix and Scottsdale, AZ

     On June 23, 2006, the Account purchased three apartment portfolios containing a total of 4,471 units located in Houston, Texas, Scottsdale, Arizona and greater Phoenix, Arizona for a total purchase price of approximately $713.1 million. The three portfolios of properties acquired by the Account are described below:

     The Houston Apartment Portfolio consists of 11 properties and 2,295 units, contains approximately 2,438,474 square feet, and was 92% leased at the time of purchase. The properties, built between 1984 and 2004, are a mix of two and three-story luxury garden style apartments. Property amenities include resort style swimming pools, spas, state-of-the-art fitness centers, club houses and gated entries with controlled access. Rental rates average $1.08 per square foot per month, which is below the current average market rent for comparable properties. The properties are located in three submarkets (Medical Center, Galleria and Katy/Southwest), which had a total of approximately 260,405 units with an average vacancy rate of 7.0% at the time of purchase.

     The Kierland Apartment Portfolio, located in Scottsdale, Arizona, consists of three properties and 1,000 units, contains approximately 1,016,102 square feet, and was 97% leased at the time of purchase. The properties, built between 1996 and 2000, are a mix of two and three-story luxury garden style apartments. Property amenities include central club houses, business centers, swimming pools, gated entrances and fitness centers with state-of-the-art equipment and a dry sauna. Rental rates average $1.08 per square foot per month, which is comparable to the current average market rent for comparable properties. The properties are located in the North Scottsdale submarket, which had approximately 17,902 units with a vacancy rate of 3.0% at the time of purchase.

     The Phoenix Apartment Portfolio, located in the greater Phoenix area, consists of four properties and 1,176 units, contains approximately 938,180 square feet, and was 96% leased at the time of purchase. The properties, built between 1995 and 1998, contain a mix of two and three story luxury garden style apartments. Property amenities include central club houses, business centers, swimming pools, gated entrances and fitness centers with state-of-the-art equipment and a dry sauna. Rental rates average $0.96 per square foot per month, which is above the current average market rent for comparable properties. The properties are located in the submarkets of Chandler, Ahwatukee and Mesa, which had a total of approximately 90,608 units with an average vacancy rate of 5.0% at the time of purchase.

SALES

Alexan Buckhead—Atlanta, GA

     On August 10, 2006, the Account sold a mid-rise apartment complex in Atlanta, Georgia for net sales proceeds of approximately $45.2 million. The Account purchased the property on December 30, 2002 for an original investment of $45.7 million. At the time of sale, the property had a market value of $40.4 million in the records of the Account.

OTHER INVESTMENTS

Mortgage on Kennedy—Warren Apartments—Washington, D.C.

     On June 30, 2006, the Account made a $75 million first mortgage loan to The Klingle Corporation, which is secured by a 413-unit apartment complex located in Washington, D.C. The loan has a floating rate coupon that is reset on a monthly basis, indexed to the 30-day London Interbank Offered Rate (LIBOR) plus 80 basis points for a five year term. At June 30, 2006, the interest rate on this loan was 6.15% . The terms of the loan provide for payments of interest only, with the entire principal amount due at maturity.

Item 9.01 Financial Statement and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of TIAA, dated June 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: October 3, 2006	By:	/s/ Stewart P. Greene

Stewart P. Greene
Chief Counsel, Securities Law